Investor Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT CIBC WORLD MARKETS

CONSUMER GROWTH CONFERENCE

GOODLETTSVILLE, Tenn. – July 7, 2005 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the CIBC World Markets Consumer Growth Conference on Wednesday, July 13, 2005, beginning at 11:10 a.m. EDT.  A webcast of this presentation and supporting slides can be accessed live through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”  The webcast will be available through July 27, 2005.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,660 neighborhood stores as of July 1, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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